Exhibit 99.1

Jamar Ismail Investor Relations, Westwicke Partners +1 (415) 202-5678 Jamar.Ismail@westwicke.com	Beth Kaplan Public Relations Director, Accuray +1 (408) 789-4426 bkaplan@accuray.com

Accuray Reports Financial Results for Fourth Quarter of Fiscal Year 2014 and Introduces Fiscal 2015 Guidance

Achieves Full Year Net Order Guidance

Strong Revenue, Margin Expansion and adjusted EBITDA Growth

SUNNYVALE, Calif., August 21, 2014 — Accuray Incorporated (Nasdaq: ARAY) announced today financial results for the fourth fiscal quarter and fiscal year ended June 30, 2014.

Fourth Quarter Highlights

•                  Strong order growth with gross orders of $74.5 million

•                  Total revenue of $102.0 million increases 20% from the fourth fiscal quarter 2013

•                  Gross margin increases 555 basis points from the fourth fiscal quarter 2013

•                  Achieves adjusted EBITDA of $2.5 million

“We are pleased by the results in both gross and net order volumes this quarter as we returned to year-over-year quarterly growth for these metrics,” said Joshua H. Levine, president and chief executive officer of Accuray.  “We are excited about the momentum in our business as we enter fiscal 2015, and our guidance reflects the continued execution on our commercial strategies.  We believe our commitment to increasing revenues while providing significant adjusted EBITDA improvement should drive an increase in shareholder value.”

Financial Highlights

Gross product orders totaled $74.5 million for the fourth fiscal quarter, an increase of $2.9 million or 4% from the fourth quarter of the prior fiscal year.  Gross product orders, less cancellations and age-outs, totaled $63.0 million for the fourth fiscal quarter, an increase of $4.9 million or 8% from the fourth quarter of fiscal 2013. The $63.0 million also represents a 63% increase in net orders from the immediately preceding quarter.

Total revenue reached $102.0 million, representing an increase of 20% from the prior fiscal year fourth quarter. The Americas region revenues were $50.0 million, an increase of 13%. Revenues outside the Americas region were $52.0 million, an increase of 28%. Product revenues totaled $51.8 million and represented an increase of 34% from the prior fiscal year fourth quarter while service revenues totaled $50.2 million and represented an increase of 8% over the prior fiscal year fourth quarter.

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Total gross profit of $38.4 million, represents an increase of 41% from the prior fiscal year fourth quarter. Total gross profit margin improved to 37.6%, comprised of product gross margin of 44.4% and service gross margin of 30.7%. This compares to total gross margin of 32.1%, product gross margin of 36.5% and service gross margin of 28.5% for the prior fiscal year fourth quarter.

Operating expenses were $43.1 million, compared with $40.0 million in the prior fiscal year fourth quarter, or an increase of 8%.

Net loss was ($9.8) million, or ($0.13) per share for the fourth quarter of fiscal 2014, compared to a net loss of ($18.7) million, or ($0.25) per share for the prior fiscal year fourth quarter.

Adjusted EBITDA for the fourth quarter of 2014 was a profit of $2.5 million, compared to a loss of ($5.9) million in the prior fiscal year fourth quarter.

Cash, cash equivalents, and investments were $171.9 million as of June 30, 2014, a decrease of $2.1 million from March 31, 2014.

Twelve Month Highlights

For the year ended June 30, 2014, total revenue reached $369.4 million, representing an increase of 17% from the fiscal year 2013.  Product revenue for fiscal 2014 were $173.6 million, representing an increase of 26%, while service revenue were $195.8 million, representing an increase of 10% from the comparable prior fiscal year.  The Americas region revenues were $156.2 million, an increase of 9%.  Revenues outside the Americas region were $213.2 million, an increase of 24%.

Gross profit margin for the year ended June 30, 2014 was 38.7%, comprised of product gross margin of 43.8% and service gross margin of 34.1%.  This compares to total gross margin of 30.9%, product gross margin of 37.8% and service gross margin of 25.6% for the comparable prior fiscal year.

Operating expenses for the year ended June 30, 2014 were $160.9 million, compared with $178.3 million in the comparable prior fiscal year.

Net loss for the year ended June 30, 2014 was ($35.4) million, or ($0.47) per share, compared to a net loss of ($103.2) million, or ($1.41) per share for the comparable prior fiscal year.

Adjusted EBITDA for the year ended June 30, 2014 was a positive $13.3 million, compared to a loss of ($55.7) million in the comparable prior fiscal year.

2015 Financial Guidance

Accuray introduces its fiscal 2015 financial guidance as follows:

•                  Revenues: the Company expects fiscal 2015 revenues to be in the range of $390 million to $410 million. This represents a growth of 6% to 11% over revenues in fiscal 2014.

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•                  Adjusted EBITDA: the Company expects fiscal 2015 adjusted EBITDA to be in the range of $18 million to $27 million. This represents a growth of 36% to 103% over adjusted EBITDA in fiscal 2014.

Earnings Call Open to Investors

Accuray will host an investment community conference call beginning at 1:30 p.m. PT/4:30 p.m. ET today to discuss results and answer questions. Conference call dial-in information is as follows:

•                  U.S. callers: (866) 318-8617

•                  International callers: (617) 399-5136

•                  Conference ID Number (U.S. and international): 40871448

Individuals interested in listening to the live conference call via the Internet may do so by logging on to the company’s website, www.accuray.com. The webcast will be available on the company’s web site for 14 days following the completion of the call.  In addition, a dial-up replay of the conference call will be available beginning August 21, 2014 at 5:00 p.m. PT/8:00 p.m. ET and ending August 28, 2014.  The replay telephone number is 1-888-286-8010 (USA) or 1-617-801-6888 (International), Conference ID: 81390653.

Use of Non-GAAP Financial Measures

The company has supplemented its GAAP net loss with a non-GAAP measure of adjusted earnings before interest, taxes, depreciation, amortization and stock-based compensation (“adjusted EBITDA”).  Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the company and facilitates a more meaningful comparison of results for current periods with previous operating results.  Additionally, it will assist management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of non-GAAP adjusted EBITDA to GAAP net loss (the most directly comparable GAAP measure) is provided in the schedule below.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.  This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP and the reconciliations of the non-GAAP financial measure provided in the schedule below.

About Accuray

Accuray Incorporated (Nasdaq: ARAY), is a radiation oncology company that develops, manufactures and sells precise, innovative treatment solutions that set the standard of care with the aim of helping patients live longer, better lives. The company’s leading-edge technologies deliver the full range of radiation therapy and radiosurgery treatments. For more information, please visit www.accuray.com.

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Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to momentum in our business, commercial and operational execution; management of our operating expenses; the effectiveness of our long term strategies; a trajectory towards profitability; and the expectation of a continuation in the positive trend in our total revenue. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to: the company’s ability to convert backlog to revenue; the success of its worldwide sales and marketing efforts; the success of the adoption of our CyberKnife and TomoTherapy Systems; the extent of market acceptance for the company’s products and services; the company’s ability to manage its expenses; continuing uncertainty in the global economic environment; and other risks detailed from time to time under the heading “Risk Factors” in the company’s report on Form 10-K,  to be filed on August 29, 2014, and our other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

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Financial Tables to Follow

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Accuray Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Years Ended June 30,
	2014	2013	2014	2013
Net revenue:
Products	$51,846	$38,582	$173,607	$137,403
Services	50,154	46,318	195,812	178,571
Total net revenue	102,000	84,900	369,419	315,974
Cost of revenue:
Cost of products	28,756	24,522	97,592	85,498
Cost of services	34,797	33,093	129,027	132,836
Total cost of revenue	63,553	57,615	226,619	218,334
Gross profit	38,447	27,285	142,800	97,640
Operating expenses:
Research and development	13,576	14,687	53,724	66,197
Selling and marketing	17,859	13,076	61,885	54,372
General and administrative	11,679	12,247	45,335	57,726
Total operating expenses	43,114	40,010	160,944	178,295
Loss from operations	(4,667)	(12,725)	(18,144)	(80,655)
Other expense, net	(4,669)	(4,284)	(14,216)	(13,133)
Loss before provision for income taxes	(9,336)	(17,009)	(32,360)	(93,788)
Provision for income taxes	473	1,706	3,088	3,573
Loss from continuing operations	(9,809)	(18,715)	(35,448)	(97,361)
Loss from discontinued operations attributable to stockholders	—	—	—	(5,858)
Net loss attributable to stockholders	$(9,809)	$(18,715)	$(35,448)	$(103,219)

Loss per share attributable to stockholders
Basic and diluted - continuing operations	$(0.13)	$(0.25)	$(0.47)	$(1.33)
Basic and diluted - discontinued operations	$—	$—	$—	$(0.08)
Basic and diluted - net loss	$(0.13)	$(0.25)	$(0.47)	$(1.41)
Weighted average common shares used in computing loss per share
Basic and diluted	76,879	74,270	75,804	73,281

Accuray Incorporated

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	June 30,	June 30,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$92,346	$73,313
Investments	79,553	101,084
Restricted cash	1,492	2,728
Accounts receivable, net	72,152	55,458
Inventories	87,752	81,592
Prepaid expenses and other current assets	17,873	12,595
Deferred cost of revenue	13,302	9,165
Total current assets	364,470	335,935
Property and equipment, net	34,391	34,733
Goodwill	58,091	59,368
Intangible assets, net	23,517	31,896
Deferred cost of revenue	2,899	2,149
Other assets	11,820	11,848
Total assets	$495,188	$475,929
Liabilities and equity
Current liabilities:
Accounts payable	$15,639	$15,920
Accrued compensation	32,569	12,461
Other accrued liabilities	24,464	22,893
Customer advances	19,804	17,692
Deferred revenue	92,093	86,893
Total current liabilities	184,569	155,859
Long-term liabilities:
Long-term other liabilities	6,593	5,382
Deferred revenue	9,866	9,085
Long-term debt	195,612	198,768
Total liabilities	396,640	369,094
Commitment and contingencies
Equity:
Common stock	77	75
Additional paid-in capital	451,750	424,524
Accumulated other comprehensive income	1,815	1,882
Accumulated deficit	(355,094)	(319,646)
Total equity	98,548	106,835
Total liabilities and equity	$495,188	$475,929

Accuray Incorporated

Reconciliation of GAAP net loss to Adjusted Earnings Before Interest, Taxes, Depreciation,

Amortization and Stock-Based Compensation (Adjusted EBITDA)

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Years Ended June 30,
	2014	2013	2014	2013
GAAP net loss	$(9,809)	$(18,715)	$(35,448)	$(103,219)
Amortization of intangibles (a)	1,989	2,205	8,380	10,415
Depreciation (b)	3,029	3,514	12,184	15,149
Stock-based compensation (c)	3,070	2,097	11,313	8,216
Interest expense, net (d)	3,746	3,331	13,759	10,160
Provision for income taxes	473	1,706	3,088	3,573
Adjusted EBITDA	$2,498	$(5,862)	$13,276	$(55,706)

(a) consists of amortization of intangibles - developed technology, distributor licenses and backlog

(b) consists of depreciation, primarily on property and equipment

(c) consists of stock-based compensation in accordance with ASC 718

(d) consists primarily of interest income from available-for-sale securities and interest expense associated with our convertible notes

Accuray Incorporated

Reconciliation of Projected GAAP Net Loss to Forward-Looking Guidance for Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Twelve Months Ending June 30, 2015
	From	To
GAAP net loss	$(36,700)	$(28,000)
Amortization of intangibles (a)	8,000	8,000
Depreciation (b)	11,700	11,700
Stock-based compensation (c)	15,000	15,000
Interest expense, net (d)	16,500	16,500
Provision for income taxes	3,500	3,800
Adjusted EBITDA	$18,000	$27,000

(a) consists of amortization of intangibles - primarily developed technology

(b) consists of depreciation, primarily on property and equipment

(c) consists of stock-based compensation in accordance with ASC 718

(d) consists primarily of interest income from available-for-sale securities and interest expense associated with our convertible notes